MASTR Asset Securitization Trust Series 2003-1 (gp2)

Whole Loan 30YR Fixed-Rate

Deal Size		$400mm approx.
GWAC		6.36% +/-10bps
WAM		357 +/- 2 months
California		50% max
Avg Loan Balance		$473k approx.
WA LTV		67.00% approx.
Loan Purpose:	No Cash-Out Refi	56.1% approx.
	Purchase	25.7% approx.
	Other	18.2% approx.
Doc. Type	Full/Alt	96.2% approx.
	Other	3.8% approx.
Property Type	SF/PUD	93.8% approx.
	Other	6.2% approx.
Occupancy	Primary	96.8% approx.
	Secondary	2.5% approx.
	Investor	0.7% approx.
WA FICO		743 approx.
AAA Ratings		2 of 3 (S&P, Moodys. Fitch)
Estimated Subordination Level		3.25% approx.
Pricing Speed		300% PSA
Settlement Date		11/29/02
Depositor Master Servicer/Bond Administrator		Mortgage Asset Securitization Transactions, Inc. Wells Fargo Bank Minnesota, NA

All numbers approximate.

All tranches subject to 10% size variance.

The information herein has been provided solely by UBS Warburg LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.